MODIFICATION NO. 5 TO

UMBRELLA STRATEGIC PARTNERSHIP PROJECT NO. [redacted], PTS-1

PROJECT TASK STATEMENT

No. 1

BETWEEN

Battelle Energy Alliance, LLC
(hereinafter "Contractor" or "BEA")

AND

Lightbridge Corporation
(hereinafter "Sponsor" or "Lightbridge")

01/15/2026

Produce U-Zr Coupons for Capsule Irradiation

This Project Task Statement (PTS) is under the authority and subject to all terms and conditions of Umbrella Strategic Partnership Project Agreement (SPP) No. [redacted].

This modification is to extend the period of performance from [redacted] through [redacted].

A. **PURPOSE**
The fabrication and characterization of specimens is an important component of any irradiation experiment. The development of a casting and extrusion process to create the desired fuel form for this experiment is substantial. The work will include developing a casting process, heat treating billets from the casting process, machining them into a shape suitable for extrusion, developing an extrusion process, heat treating extruded slugs, and characterizing microstructural and compositional features of the final extruded product. Any necessary development work will be done with depleted uranium (DU). After the process is proven successful, it will be repeated with enriched uranium to produce fuel slugs for the related irradiation experiment.

B. **SCOPE**

Duration of PTS
The period of performance of this PTS is from [redacted] through [redacted].

Technical Objectives
This PTS is focused on the proof of ability to fabricate a delta-phase U-Zr ingot that is suitable for extruding fuel coupon specimen in accordance with Lightbridge fuel specifications. Fabrication test specimen will be made with depleted uranium (DU), irradiation test specimens will be made with enriched uranium. Final fuel coupons will match the requirements specified by previous experiment design documents (e.g., enrichment). Tasks in this PTS cover the following work:

- Determining casting specifications and validating extrusion parameters for fuel coupon fabrication;
- Casting U-Zr ingot; and characterization of cast ingot
- Extrusion of coupons from ingot;
- Characterization of extruded product; and
- Final machining and finishing operations to the requirements of the experiment design.

Tasks and Division of Responsibilities

Task 1: Create Fuel Specification to Support Casting

[redacted]

[redacted]

Task 2: Fabrication Mockup

Task 2.1: Extrusion Method Tooling

[redacted]

[redacted]

[redacted]

[redacted]

Task 2.3: Extrusion Demonstration

[redacted]

[redacted]

Table 1: Summary of developmental extrusion plan.

Sec	Description	Geometry	Material comments	Preheat Temp (°C)	Too R A_i/A_f	Extrusion Ram Speed	Overview of Purpose
2.3.0	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
2.3.1	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]t
2.3.2	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
2.3.3	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

[redacted]

Task 3: Casting of Enriched Ingot

[redacted]

[redacted]

Task 4: Fabrication of Enriched Coupon

[redacted]

Sec	Description	Geometry	Material comments*	Preheat Temp (°C)	Too R A_i/A_f	Extrusion Ram Speed	Overview of Purpose
4.1	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
4.2	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

[redacted]

Task 5: Characterization of Ingot & Extruded Products

[redacted]

Task 5.1: Microstructural Characterization

[redacted]

Task 5.2: Thermal Property Assessment

[redacted]

Task 5.3: Mechanical Property Assessment

[redacted]

[redacted]

Table 2: Summary description of PTS-1 Tasks and responsibilities of both parties.

Task No.	Task	Contractor Role/Responsibilities	Sponsor's Role
1	[redacted]		
2	[redacted]		
3	[redacted]		

Task No.	Task	Contractor Role/Responsibilities	Sponsor's Role
4	[redacted]		
5	[redacted]		

Table 3: Hold points for the project to ensure customer satisfaction.

Task No.	Do not proceed to:	Until this is completed:
1	Task No. 2.2/2.3	[redacted]
2.1	Task 2.3	[redacted]
2	Task No. 3	[redacted]
3	Task No. 4	[redacted]
4	Task No. 5	[redacted]

C. ASSUMPTIONS

- Fuel fabrication can be performed in accordance with anticipated schedule. This includes an assumption of facility availability and feasibility of fabrication.

1. The exact details of the enriched extrusion may change (e.g., press speed or preheat temperatures) based on extrusion demonstration data analysis, but it is assumed that the final extrusions for enriched material will be a two-extrusion process. Scheduling and budgeting are based upon this assumption. If more than two extrusions are needed for final fabrication, then budget and schedule revisions will be required.

- Extrusion and heat treatment parameters and procedures are provided by Lightbridge and BEA is tasked to execute the extrusion in accordance with these provisions. The objective is to confirm that the extrusion procedures can be used as is. Lightbridge has requested that the task of extruding the depleted uranium samples is for demonstration and validation purposes of the procedures. Any additional development for extrusion would necessitate a revision to this PTS, budget, and schedule.

- The scope, schedule, and budget of extrusion press modifications are not captured in detail within this PTS. Any material or labor costs incurred by BEA associated with modifying the extrusion press to accommodate Lightbridge's needs will be covered by Lightbridge.
- It is assumed that the acceptance and execution of work in this PTS will not compromise BEA's capacity to execute existing or prior work commitments or Department of Energy (DOE) directed work. Risk associated with this work will be accepted so long as it is performed using routine work activities.

D. TECHNICAL CONTACTS

For Contractor:

[redacted]

For Sponsor:

[redacted]

E. PROJECT MANAGEMENT CONTACTS

For Contractor:

[redacted]

For Sponsor:

[redacted]

F. COSTS

1. The Contractor estimated cost for the work to be performed under this Agreement is $2,603,048.00.
2. The Contractor has no obligation to continue or complete performance of the work at a cost in excess of its estimated cost, including any subsequent amendment.
3. The Contractor agrees to provide at least 30 days' notice to the Sponsor if the actual cost to complete performance will exceed its estimated cost.

Payment Terms:

[redacted]

[redacted]

The Sponsor shall pay the Contractor as follows:

A. Advance Payment. [redacted]

B. Monthly Payments. [redacted]

[redacted]

G. [redacted] FINANCIAL AND PROJECT PERFORMANCE REPORTING

BEA will provide monthly cost and schedule data outputs from INL standard project reporting tools to Sponsor after each end of fiscal year (FY) month processing. A minimum subset of data should include Schedule and Cost Performance Indices, a standard Cost Performance Report with performance measurement baseline (PMB) curve to include EAC/ETC data as well as any variances & associated descriptions/ corrective action plans (this is typically called a "format 5 VAR" or agreed equivalent). Reporting detail shall be provided at the same work break down structure (WBS) level as agreed upon in the project schedule and cost estimate developed by BEA in support of this PTS.

IN WITNESS WHEREOF, the Parties hereto have executed this Project Task Statement Modification No. 5 by their authorized representatives on the dates shown below.

BATTELLE ENERGY ALLIANCE, LLC:		**LIGHTBRIDGE CORPORATION:**	
Name:	[redacted]	Name:	Andrey Mushakov
Title		Title	Executive Vice President, Nuclear Ops.
Date:	January 15, 2026	Date:	January 19, 2026
Signature:	[redacted]	Signature:	[redacted]